Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                COMPUPRINT, INC.

     I, the undersigned natural person of the age of eighteen years or more, do hereby associate myself into a business corporation under the laws of the State of North Carolina as contained in Chapter 55 of the General Statutes of North Carolina entitled "Business Corporation Act" and the several amendments thereto, and to that end do hereby set forth:

     1.   The name of the corporation is CompuPrint, Inc.

     2.   The period of duration of the corporation shall be unlimited.

     3. The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the North Carolina General Statutes, as amended from time to time.

     4. The total number of shares of stock which the corporation is authorized to issue is 100,000 with no par value.

     5. The minimum amount of consideration for the shares of stock to be received by the corporation before it shall commence business is $500.00.

     6. The address of the initial registered office of the corporation is 4629 Herter Road, Lincolnton, North Carolina, 28092, Catawba County, and the name of the initial registered agent is David Thorne Seaford.

     7. The number of directors constituting the initial board of directors shall be two (2) and the name and address of each person who is to serve as a director until the first meeting of shareholders or until his or her successor is elected and qualified is as follows:

          DAVID THORNE SEAFORD
          4629 HERTER ROAD
          LINCOLNTON, NC  28092

          ELVA JANE SEAFORD
          4629 HERTER ROAD
          LINCOLNTON, NC  28092

     8.   The name and address of the incorporator is as follows:

          DAVID THORNE SEAFORD
          4629 HERTER ROAD
          LINCOLNTON, NC  28092

IN TESTIMONY WHEREOF, I have hereunto set my hand, this the 11 day of September, 1995.

                                        /s/ David Thorne Seaford
                                        ----------------------------------------
                                        DAVID THORNE SEAFORD
                                                                    INCORPORATOR


NORTH CAROLINA
CATAWBA COUNTY

     This is to certify that on the 11th day of September, 1995, before me, a Notary Public, personally appeared David Thorne Seaford, who I am satisfied is the person named in and who executed the foregoing Articles of Incorporation, and, I having first made known to him the contents thereof, he did acknowledge that he signed and delivered the same as his voluntary act and deed for the uses and purposes therein expressed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first mentioned above.


                                        /s/ Denise M. Eades
                                        ----------------------------------------
                                        Notary Public

My commission expires 8-16-98
                                                                   [NOTARY SEAL]

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